News Release

Amkor Technology Reports Financial Results for the First Quarter 2017

First Quarter and Business Highlights

•	Net sales $914 million, 5% year-on-year growth

•	Gross margin 15.6%

•	Net cash provided by operating activities $103 million and free cash flow $17 million

•	Strong Q2 outlook of around 9% sequential revenue growth

TEMPE, Ariz. - April 27, 2017 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2017.

"First quarter operating results came in as expected, with revenues up 5% year-on-year," said Steve Kelley, Amkor's president and chief executive officer. "Although the smartphone market experienced a seasonal slowdown in the first quarter, demand in other end markets was healthy."

Results	Q1 2017	Q4 2016	Q1 2016
	($ in millions, except per share data)
Net sales	$914	$1,022	$869
Gross margin*	15.6%	22.2%	14.1%
Net income (loss)	($10)	$100	($1)
Earnings per diluted share	($0.04)	$0.42	$—
EBITDA**	$154	$280	$155
Net cash provided by operating activities	$103	$238	$138
Free cash flow**	$17	$117	($61)

*Fourth quarter 2016 results include approximately $26 million (250 basis points to gross margin) of insurance proceeds related to the second quarter 2016 Japan earthquakes.
**EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under "Selected Operating Data."

“Our business was essentially break-even for the first quarter and in line with guidance," said Megan Faust, Amkor’s corporate vice president and chief financial officer. "Earnings were reduced by a non-cash foreign exchange rate loss of $11 million ($0.05 per diluted share) related to the re-measurement of our balance sheet liabilities denominated in foreign currencies."

Cash and cash equivalents were $614 million and total debt was $1.5 billion, at March 31, 2017.

Business Outlook

"Looking ahead to Q2, we expect that revenues will increase around 9% sequentially, driven by strength in communications and other markets," said Kelley.

"We expect to complete our acquisition of Nanium in the second quarter. Nanium is the leader in wafer-level fan-out technology and has already shipped over 1 billion units to major customers. This acquisition will strengthen our position in the wafer-level packaging market," continued Kelley.

"In Q2, we expect to complete the sale of our K1 factory in Korea," said Faust. "The sale price is approximately $140 million, and we expect to recognize an after-tax gain of approximately $80 million ($0.33 per diluted share)."

Second quarter 2017 outlook (unless otherwise noted):
•Net sales of $955 million to $1.035 billion, up 5% to 13% from the prior quarter
•Gross margin of 16% to 20%

•	Net income of $86 million to $125 million, or $0.36 to $0.52 per share (includes gain from the sale of our K1 factory)

•	Full year capital expenditures of around $500 million, unchanged from our previous forecast

Conference Call Information

Amkor will conduct a conference call on Thursday, April 27, 2017, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 7226501). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operating base includes 10 million square feet of floor space, with production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the U.S. For more information, visit www.amkor.com.

Contacts:

Amkor Technology, Inc.
Megan Faust
Corporate Vice President & Chief Financial Officer
480-786-7707
megan.faust@amkor.com

Greg Johnson
Vice President, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2017	Q4 2016	Q1 2016
Net Sales Data:
Net sales (in millions):
Advanced products*	$383	$451	$356
Mainstream products**	531	571	513
Total net sales	$914	$1,022	$869

Packaging services	81%	83%	82%
Test services	19%	17%	18%

Net sales from top ten customers	67%	66%	67%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	41%	45%	42%
Automotive and industrial (infotainment, safety, performance, comfort)	26%	25%	25%
Consumer (televisions, set top boxes, gaming, portable media, digital cameras)	14%	14%	16%
Networking (servers, routers, switches)	11%	9%	10%
Computing (PCs, hard disk drives, printers, peripherals, servers)	8%	7%	7%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	35.4%	36.6%	37.5%
Labor	16.5%	14.5%	16.2%
Other manufacturing***	32.5%	26.7%	32.2%
Gross margin	15.6%	22.2%	14.1%

* Advanced products include flip chip and wafer-level processing and related test services
** Mainstream products include wirebond packaging and related test services
*** Fourth quarter 2016 results include approximately $26 million (250 basis points to gross margin) of insurance proceeds related to the second quarter 2016 Japan earthquakes

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q1 2017	Q4 2016	Q1 2016
	(in millions)
EBITDA Data:
Net income (loss) attributable to Amkor	$(10)	$100	$(1)
Plus: Interest expense	22	22	17
Plus: Income tax expense	—	19	2
Plus: Depreciation & amortization	142	139	137
EBITDA	$154	$280	$155

In the press release above we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
	Q1 2017	Q4 2016	Q1 2016
	(in millions)
Free Cash Flow Data:
Net cash provided by operating activities	$103	$238	$138
Less: Purchases of property, plant and equipment	(88)	(168)	(199)
Plus: Proceeds from sale of and insurance recovery for property, plant and equipment	2	47	—
Free cash flow	$17	$117	$(61)

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
	(In thousands, except per share data)
Net sales	$913,600	$868,682
Cost of sales	770,694	745,798
Gross profit	142,906	122,884
Selling, general and administrative	76,695	73,635
Research and development	41,556	27,155
Total operating expenses	118,251	100,790
Operating income	24,655	22,094
Interest expense	21,254	16,192
Interest expense, related party	1,242	1,242
Other (income) expense, net	10,864	3,192
Total other expense, net	33,360	20,626
Income (loss) before taxes	(8,705)	1,468
Income tax expense	439	1,873
Net income (loss)	(9,144)	(405)
Net income attributable to non-controlling interests	(862)	(470)
Net income (loss) attributable to Amkor	$(10,006)	$(875)

Net income (loss) attributable to Amkor per common share:
Basic	$(0.04)	$—
Diluted	$(0.04)	$—

Shares used in computing per common share amounts:
Basic	238,685	237,025
Diluted	238,685	237,025

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2017	December 31, 2016
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$613,974	$549,518
Restricted cash	2,000	2,000
Accounts receivable, net of allowances	545,794	563,107
Inventories	267,208	267,990
Other current assets	70,722	27,081
Total current assets	1,499,698	1,409,696
Property, plant and equipment, net	2,551,706	2,564,648
Goodwill	25,228	24,122
Restricted cash	4,263	3,977
Other assets	97,426	89,643
Total assets	$4,178,321	$4,092,086
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$36,927	$35,192
Trade accounts payable	453,686	487,430
Capital expenditures payable	209,831	144,370
Accrued expenses	338,663	338,669
Total current liabilities	1,039,107	1,005,661
Long-term debt	1,450,737	1,364,638
Long-term debt, related party	35,000	75,000
Pension and severance obligations	177,374	166,701
Other non-current liabilities	67,174	76,682
Total liabilities	2,769,392	2,688,682

Stockholders’ equity:
Preferred stock	—	—
Common stock	285	284
Additional paid-in capital	1,896,286	1,895,089
Accumulated deficit	(313,563)	(303,557)
Accumulated other comprehensive income (loss)	20,078	6,262
Treasury stock	(214,700)	(214,490)
Total Amkor stockholders’ equity	1,388,386	1,383,588
Non-controlling interests in subsidiaries	20,543	19,816
Total equity	1,408,929	1,403,404
Total liabilities and equity	$4,178,321	$4,092,086

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(9,144)	$(405)
Depreciation and amortization	141,816	137,136
Other operating activities and non-cash items	(7,890)	(3,944)
Changes in assets and liabilities	(22,105)	5,311
Net cash provided by operating activities	102,677	138,098
Cash flows from investing activities:
Payments for property, plant and equipment	(88,285)	(198,788)
Proceeds from sale of property, plant and equipment	1,835	121
Other investing activities	(2,492)	(426)
Net cash used in investing activities	(88,942)	(199,093)
Cash flows from financing activities:
Payments under revolving credit facilities	—	(40,000)
Borrowings under short-term debt	13,275	—
Payments of short-term debt	(14,073)	(11,901)
Proceeds from issuance of long-term debt	50,000	—
Payments of long-term debt	(3,295)	(4,204)
Payments for debt issuance costs	(156)	(156)
Payment of deferred consideration for purchase of facility	(3,890)	—
Payments for capital lease obligations	(913)	(401)
Proceeds from the issuance of stock through share-based compensation plans	145	—
Payments of tax withholding for restricted shares	(210)	(119)
Payments of subsidiary dividends to non-controlling interests	(135)	(135)
Net cash provided by (used in) financing activities	40,748	(56,916)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	10,259	8,250
Net increase (decrease) in cash, cash equivalents and restricted cash	64,742	(109,661)
Cash, cash equivalents and restricted cash, beginning of period	555,495	527,348
Cash, cash equivalents and restricted cash, end of period	$620,237	$417,687

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, our strong Q2 outlook and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	there can be no assurance regarding the success of our growth initiatives, the closing of the sale of our K1 factory or the closing of our acquisition of NANIUM;

•
there can be no assurance regarding when our new factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers, the impact of changes in our market share and prices for our services with those customers and the business and financial condition of those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretations thereof (including possible tax reforms proposed by new administrations), changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide, particularly the recent slowdown in China;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and fluctuations in foreign currency exchange rates, particularly in Japan;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations, including regulatory efforts by foreign governments to support local competitors; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2016 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.